      As filed with the Securities and Exchange Commission on July 25, 2000

                                                  Registration No. 333-________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             3DFX INTERACTIVE, INC.
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                                            77-0390421
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                               4435 FORTRAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
               (Address of Principal Executive Offices) (Zip Code)

               GIGAPIXEL CORPORATION 1997 EMPLOYEE INCENTIVE PLAN
                            (Full title of the plan)

                                 DAVID ZACARIAS
           VICE PRESIDENT, ADMINISTRATION AND CHIEF FINANCIAL OFFICER
                             3DFX INTERACTIVE, INC.
                               4435 FORTRAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 935-4400
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                             JOHN B. MCKNIGHT, ESQ.
                            LOCKE LIDDELL & SAPP LLP
                          2200 ROSS AVENUE, SUITE 2200
                               DALLAS, TEXAS 75201
                                 (214) 740-8000


                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                          MAXIMUM             PROPOSED MAXIMUM        PROPOSED MAXIMUM
           TITLE OF                     AMOUNT TO BE         OFFERING PRICE PER      AGGREGATE OFFERING      AMOUNT OF REGISTRATION
    SECURITIES TO BE REGISTERED          REGISTERED               SHARE(1)                PRICE(1)                   FEE(1)
    ---------------------------       --------------         ------------------      ------------------      ----------------------
  Common Stock, no par value
                                      815,355 shares              $6.89                   $5,617,795.90              $1,483.00
===================================================================================================================================

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based on the average of the high and low prices of a share of the Registrant's Common Stock as reported by The Nasdaq National Market on July 24, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1:  PLAN INFORMATION.

         The information specified by Item 1 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory note to Part I of Form S-8.

ITEM 2:  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The information specified by Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission by the Registrant are hereby incorporated by reference in this Registration Statement:

         (i) Annual Report on Form 10-K for the fiscal year ended January 31, 2000, filed on May 1, 2000 and as amended by the Annual Report on Form 10-K/A (Amendment No. 1) filed on June 6, 2000;

         (ii) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed on November 11, 1998;

         (iii) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed on June 4, 1997;

         (iv) Quarterly Report on Form 10-Q filed on June 14, 2000; and

         (v)  Current Report on Form 8-K filed on June 23, 2000.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by Section 204(a) of the California General Corporation Law, the Registrant's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach or alleged breach of the director's fiduciary duty, except for liability arising under Sections

310 and 316 of the California General Corporation Law or liability for (i) acts or omissions that involve intentional misconduct or knowing and culpable violations of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders and
(v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law.

         Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act . The Registrant's Articles of Incorporation and Bylaws contain provisions covering indemnification of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Securities Act or the Exchange Act. The Registrant has entered into Indemnification Agreements with its directors and executive officers.

         At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Registrant in which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NUMBER                              DESCRIPTION
--------------                              -----------
    4.1+                 GigaPixel Corporation 1997 Employee Incentive Plan and forms of agreements thereunder.
    5.1+                 Opinion of Locke Liddell & Sapp LLP.
   23.1+                 Consent of Counsel (included in opinion filed as Exhibit 5.1).
   23.2+                 Consent of Independent Accountants.
   24.1+                 Power of Attorney (see signature page).

----------

+        Filed herewith.



ITEM 9.  UNDERTAKINGS.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                            (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                            (ii) to reflect in the prospectus any facts or
                  events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to applicable law, the Registrant's Certificate of Incorporation, Bylaws, indemnification agreements or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 25th day of July, 2000.


                                    3DFX INTERACTIVE, INC.

                                    By:  /s/ Alex Leupp
                                         -------------------------------------
                                         Alex Leupp
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Alex Leupp and David Zacarias, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                          TITLE                                             DATE
---------                          -----                                             ----
/s/ Alex Leupp                     President and Chief Executive Officer             July 25, 2000
--------------
Alex Leupp                         (Principal Executive Officer)

/s/ David Zacarias                 Vice President, Administration and                July 25, 2000
------------------
David Zacarias                     Chief Financial Officer (Principal
                                   Financial and Accounting Officer)

/s/ Gordon A. Campbell             Chairman of the Board                             July 25, 2000
----------------------
Gordon A. Campbell

/s/ James L. Hopkins               Director                                          July 25, 2000
--------------------
James L. Hopkins

/s/ Scott D. Sellers               Executive Vice President, Chief                   July 25, 2000
--------------------
Scott D. Sellers                   Technical Officer and Director

/s/ James Whims                    Director                                          July 25, 2000
---------------
James Whims

/s/ Andrei M. Manoliu              Director                                          July 25, 2000
---------------------
Andrei M. Manoliu

/s/ George T. Haber                Director                                          July 25, 2000
-------------------
George T. Haber

                                INDEX TO EXHIBITS

      EXHIBIT
      NUMBER                               DESCRIPTION
      -------                              -----------
        4.1+                 GigaPixel Corporation 1997 Employee
                             Incentive Plan and forms of agreements
                             thereunder.

        5.1+                 Opinion of Locke Liddell & Sapp LLP.

       23.1+ Consent of Counsel (included in opinion filed as Exhibit 5.1).

       23.2+                 Consent of Independent Accountants.

       24.1+                 Power of Attorney (see signature page).

----------

+        Filed herewith.